Exhibit 1.1

EXECUTION COPY

ONEOK PARTNERS, L.P.

Underwriting Agreement

September 20, 2006

Citigroup Global Markets Inc.

SunTrust Capital Markets, Inc.

As Representatives of the Underwriters named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

ONEOK Partners, L.P., a limited partnership organized under the laws of the state of Delaware (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its senior notes identified in Schedule I hereto (the “Notes”). The Partnership’s obligations under the Notes and the Indenture (as defined herein) will be fully and unconditionally guaranteed (the “Guarantee”), on a senior unsecured basis, by ONEOK Partners Intermediate Limited Partnership, a limited partnership organized under the laws of the state of Delaware (the “Guarantor” and together with the Partnership, the “Issuers”). The Notes and the Guarantee are referred to herein as the “Securities.” The Securities will be issued under an indenture, dated and effective as of the Closing Date (as defined herein) (the “Base Indenture”), among the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by (i) the First Supplemental Indenture thereto (the “First Supplemental Indenture”) among the Issuers and the Trustee to be dated and effective as of the Closing Date, (ii) the Second Supplemental Indenture thereto among the Issuers and the Trustee to be dated and effective as of the Closing Date (the “Second Supplemental Indenture”) and (iii) the Third Supplemental Indenture thereto among the Issuers and the Trustee to be dated and effective as of the Closing Date (the “Third Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

This is to confirm the agreement (this “Agreement”) concerning the purchase of the Securities from the Issuers by the Underwriters.

1. Representations and Warranties. The Issuers represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Partnership filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) a Final Prospectus in accordance with Rules 430B and 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Partnership has included in such Registration Statement, as amended at the Effective Date, all information (other than information permitted to be excluded therefrom pursuant to Rule 430B (“Rule 430B Information”)) required by the Act and the rules thereunder to be included in such Registration Statement. As filed, the Final Prospectus shall contain all applicable Rule 430B Information, together with all other such information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) the exhibit to the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the

Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) (i) The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package (or any amendments or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Partnership by any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a Well-Known Seasoned Issuer. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405).

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The Partnership has been duly formed and is validly existing under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and each of its

“significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X except determined as of June 30, 2006) (the “Subsidiaries”) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed. The Partnership has all the requisite partnership power and authority and each of its Subsidiaries has full corporate, limited liability or partnership power, as the case may be, and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and is duly qualified or registered to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so qualified or registered or in good standing would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Partnership and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and matters included such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Partnership either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Final Prospectus.

(i) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Material United States Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize such legal matters, agreements, documents or proceedings in all material respects.

(j) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Issuers.

(k) The Partnership is the sole limited partner of the Guarantor with a 99.99% limited partner interest in the Guarantor (subject to the provisions of the Intermediate Partnership Agreement), and ONEOK ILP GP, L.L.C, a limited liability company organized under the laws of the state of Delaware and wholly owned subsidiary of the Partnership (the “ILP GP”), is the sole general partner of the Guarantor with a 0.01% general partner interest in the Guarantor; such partner interests are duly authorized by the Intermediate Partnership Agreement, and the limited partner interest is duly issued, fully paid (to the extent required under the Intermediate Partnership Agreement) and non-assessable (except as described in the Intermediate Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA); as of the Closing Date, the Partnership will own, directly or indirectly, such limited partner interest in the Guarantor and the member interests in the ILP GP free and clear of any Liens, except for any such Liens on such interests that are described in the Disclosure Package and the Final Prospectus.

(l) As of August 1, 2006, the limited partners of the Partnership held limited partner interests in the Partnership aggregating a 98.0% Partnership Interest (as defined in the Partnership Agreement) (subject to the provisions of the Partnership Agreement), such limited partner interests being represented by a total of 46,397,214 outstanding Common Units and 36,494,126 outstanding Class B Units (collectively, the “Limited Partner Units”); as of the Closing Date, the Limited Partner Units and the limited partner interests represented thereby were authorized by the Partnership Agreement and are validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA).

(m) The Notes have been duly authorized for issuance and sale to the Underwriters and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by or on behalf of the Partnership and will constitute valid and binding obligations of the Partnership, enforceable in accordance with their terms and the terms of the Indenture and will be entitled to the benefits provided by the Indenture; provided that the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and the statements in “Description of the Notes” in the Preliminary Prospectus used most recently prior to the Execution Time and the Final Prospectus and “Description of the Debt Securities” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, when such Securities are issued, executed, authenticated and delivered against payment therefore as provided herein and in the Indenture, fairly summarize the matters described therein in all material respects.

(n) The Indenture has been duly authorized by or on behalf of the Issuers, and, when validly executed and delivered by or on behalf the Issuers, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms; provided that the enforceability of the Indenture may be limited by the Enforceability Exceptions.

(o) The Guarantee has been duly authorized by or on behalf of the Guarantor and, when the Indenture is validly executed and delivered by or on behalf of the Issuers and the Notes are duly executed by or on behalf of the Partnership and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms and entitled to the benefits provided by the Indenture; provided that the enforceability of the Guarantee may be limited by the Enforceability Exceptions.

(p) Neither the Partnership nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, neither will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act and the Trust Indenture Act, and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(r) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries pursuant to (i) the provisions of the Partnership Agreement or other governing documents of the Partnership or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No holders of debt securities of the Partnership have rights to the registration of such securities under the Preliminary Prospectus, the Final Prospectus and the Registration Statement.

(t) The historical consolidated financial statements and schedules of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u) Other than as set forth in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or its or their property is pending or, to the Partnership’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(v) Each of the Partnership and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses, provided that (a) with respect to the gas transmission and gathering pipelines of the Subsidiaries that own such pipelines and right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that, (i) such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary.

(w) Neither the Partnership nor any Subsidiary is in violation or default of (i) any provisions of the Partnership Agreement or other governing documents of the Partnership or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Issuers to perform their respective obligations under this Agreement or the Indenture.

(x) KPMG LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Act and the Public Company Accounting Oversight Board (United States) and its applicable published rules and regulations.

(y) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Issuers in connection with the execution and delivery of this Agreement or the issuance and sale by the Issuers of the Securities.

(z) The Partnership has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith, or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(aa) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries exists or, to the Partnership’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(bb) The Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Partnership or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Partnership nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Partnership nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Partnership, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as set forth in Section 7.5 of the Partnership’s five-year $750 million amended and restated revolving credit agreement dated as of March 30, 2006 and in Section 7.5 of the Partnership’s $1.1 billion 364-day credit agreement dated as of April 6, 2006 and except for such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiaries’ governing instruments.

(dd) The Partnership and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ee) The Partnership and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries audited by KPMG LLP and reviewed by the board of directors of the general partner of the Partnership, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to affect, the Partnership’s internal control over financial reporting.

(ff) The Partnership and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(gg) The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(hh) The Partnership and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Except as set forth in the Disclosure Package and the Final Prospectus, neither the Partnership nor any of the Subsidiaries has been named as a “potentially responsible party” under the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ii) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The Partnership is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(kk) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent, or employee of the Partnership or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, and the Partnership and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Partnership and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.

(mm) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent, or employee of the Partnership or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Except as disclosed in the Disclosure Package and the Final Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

(oo) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Partnership or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Partnership and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Partnership or any of its Subsidiaries may have any liability.

(pp) The Subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Partnership (as defined by Rule 1-02 of Regulation S-X, except determined as of June 30, 2006).

(qq) The Partnership and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Final Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (a) to the Partnership’s knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Partnership’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the Partnership’s rights in or to any such Intellectual Property; and (d) to the Partnership’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

Any certificate signed by or on behalf of the Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. The several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuers agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, unless, in the judgment of counsel to the Partnership, such filing is required by applicable law. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to promptly use its best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Partnership will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Partnership, Rule 158.

(f) The Partnership will furnish or otherwise make available to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering (other than internal sales memoranda prepared by any of the Underwriters).

(g) The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities and will pay any fee of the NASD in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as applicable and as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Partnership (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit A hereto.

(c) The Partnership shall have requested and caused Gable & Gotwals, counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit B hereto.

(d) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished to the Representatives a certificate of the Partnership, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the general partner of the Partnership, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Issuers in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f) The Partnership shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, “comfort letters” (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus used most recently prior to the Execution Time and the Final Prospectus.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment thereto), there shall not have been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, earnings, results of operations or financial condition of the Partnership and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling, LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuers, each of the respective directors and officers of the general partner of the Partnership and the ILP GP and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and (ii) the following information under the heading “Underwriting”: (A) the list of Underwriters and the principal amount of Securities to be purchased by each Underwriter, (B) the second, third and fourth sentences of the third paragraph related to discounts, concessions and reallowances, (C) the second sentence of the fifth paragraph related to the Underwriters’ market making activities and (D) the sixth, seventh and eighth paragraphs related to over-allotment, stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,

(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, but is otherwise applicable in accordance with its terms, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act and each officer and director of the general partner of the Partnership and the ILP GP shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Partnership’s common units shall have been suspended by the Commission or the New York Stock Exchange or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or the respective officers of the general partner of the Partnership or the ILP GP and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 and the last sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to ONEOK Partners, L.P., Attn: General Counsel, 100 W. 5th Street, Tulsa, Oklahoma 74103; fax no.: (918) 588-7971.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are each acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The parties hereto each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses identified in Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Intermediate Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, as amended at the Execution Time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of the Partnership.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

ONEOK Partners, L.P.

By:	ONEOK Partners GP, L.L.C., its general partner

By:	/s/ Jim Kneale
Name:	Jim Kneale
Title:	Executive Vice President – Finance and Administration and Chief Financial Officer

ONEOK Partners Intermediate Limited Partnership

By:	ONEOK ILP GP, L.L.C., its general partner

By:	/s/ Jim Kneale
Name:	Jim Kneale
Title:	Executive Vice President- Finance and Administration and Chief Financial Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above

Citigroup Global Markets Inc.

SunTrust Capital Markets, Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Registration Statement No. 333-137419

Representatives: Citigroup Global Markets Inc. and SunTrust Capital Markets, Inc.

Title, Principal Amount and Purchase Price of Securities:

Title:	5.90% Senior Notes due 2012	6.15% Senior Notes due 2016	6.65% Senior Notes due 2036

Principal amount:	$350,000,000	$450,000,000	$600,000,000

Purchase price (include accrued interest or amortization, if any):	$347,830,000	$447,034,500	$592,188,000

Closing Date, Time and Location: September 25, 2006 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell debt securities issued or guaranteed by the Partnership without the consent of Citigroup Global Markets Inc.: October 20, 2006.

SCHEDULE II

Underwriters		Principal Amount of Securities to be Purchased
	5.90% Senior Notes due 2012	6.15% Senior Notes Due 2016	6.65% Senior Notes Due 2036

Citigroup Global Markets Inc.	$87,500,000	$112,500,000	$150,000,000

SunTrust Capital Markets, Inc.	87,500,000	112,500,000	150,000,000

Barclays Capital Inc.	33,250,000	42,750,000	57,000,000

BMO Capital Markets Corp.	33,250,000	42,750,000	57,000,000

Comerica Securities, Inc.	5,250,000	6,750,000	9,000,000

Greenwich Capital Markets, Inc.	10,500,000	13,500,000	18,000,000

Piper Jaffray & Co.	5,250,000	6,750,000	9,000,000

RBC Capital Markets Corporation	10,500,000	13,500,000	18,000,000

UBS Securities LLC	33,250,000	42,750,000	57,000,000

Wachovia Capital Markets, LLC	33,250,000	42,750,000	57,000,000

Wells Fargo Securities, LLC	10,500,000	13,500,000	18,000,000
Total	$350,000,000	$450,000,000	$600,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

1)	The final term sheet prepared and filed pursuant to Section 5(b) of the Agreement in the form of Schedule IV to the Agreement.

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-137419; 333-137419-01

September 20, 2006

ONEOK PARTNERS, L.P.

PRICING TERM SHEETS

5.90% Senior Notes due 2012

Issuer:	ONEOK Partners, L.P.

Security:	5.90% Senior Notes due 2012

Aggregate Principal Amount:	$350,000,000

Maturity Date:	April 1, 2012

Coupon:	5.90%

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2007

Price to Public:	99.980%

Spread to Benchmark Treasury:	+ 123 bp

Benchmark Treasury:	4.625% due August 15, 2011

Benchmark Treasury Yield:	4.674%

Make-Whole Call:	T+20 bp

Guarantee:	Fully and unconditionally guaranteed on a senior unsecured basis by ONEOK Partners Intermediate Limited Partnership

Trade Date:	September 20, 2006

Settlement Date:	September 25, 2006

CUSIP:	68268N AA 1

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services BBB by Fitch, Inc.

Joint Book-Running Managers:	Citigroup Global Markets Inc. SunTrust Capital Markets, Inc.

Co-Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Comerica Securities, Inc.

Greenwich Capital Markets, Inc.

Piper Jaffray & Co.

RBC Capital Markets Corporation

UBS Securities LLC

Wachovia Capital Markets, LLC

Wells Fargo Securities, LLC

6.15% Senior Notes due 2016

Issuer:	ONEOK Partners, L.P.

Security:	6.15% Senior Notes due 2016

Aggregate Principal Amount:	$450,000,000

Maturity Date:	October 1, 2016

Coupon:	6.15%

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2007

Price to Public:	99.991%

Spread to Benchmark Treasury:	+ 143 bp

Benchmark Treasury:	4.875% due August 15, 2016

Benchmark Treasury Yield:	4.721%

Make-Whole Call:	T+25 bp

Guarantee:	Fully and unconditionally guaranteed on a senior unsecured basis by ONEOK Partners Intermediate Limited Partnership

Trade Date:	September 20, 2006

Settlement Date:	September 25, 2006

CUSIP:	68268N AB 9

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services BBB by Fitch, Inc.

Joint Book-Running Managers:	Citigroup Global Markets Inc. SunTrust Capital Markets, Inc.

Co-Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Comerica Securities, Inc.

Greenwich Capital Markets, Inc.

Piper Jaffray & Co.

RBC Capital Markets Corporation

UBS Securities LLC

Wachovia Capital Markets, LLC

Wells Fargo Securities, LLC

6.65% Senior Notes due 2036

Issuer:	ONEOK Partners, L.P.

Security:	6.65% Senior Notes due 2036

Aggregate Principal Amount:	$600,000,000

Maturity Date:	October 1, 2036

Coupon:	6.65%

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2007

Price to Public:	99.573%

2

Spread to Benchmark Treasury:	+ 183 bp

Benchmark Treasury:	4.500% due February 15, 2036

Benchmark Treasury Yield:	4.853%

Make-Whole Call:	T+30 bp

Guarantee:	Fully and unconditionally guaranteed on a senior unsecured basis by ONEOK Partners Intermediate Limited Partnership

Trade Date:	September 20, 2006

Settlement Date:	September 25, 2006

CUSIP:	68268N AC 7

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services BBB by Fitch, Inc.

Joint Book-Running Managers:	Citigroup Global Markets Inc. SunTrust Capital Markets, Inc.

Co-Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Comerica Securities, Inc.

Greenwich Capital Markets, Inc.

Piper Jaffray & Co.

RBC Capital Markets Corporation

UBS Securities LLC

Wachovia Capital Markets, LLC

Wells Fargo Securities, LLC

Aggregate Net Proceeds to Issuer, after underwriting discounts	$1,387,052,500

Note: A securities rating is not a recommendation to buy, sell or hold securities. It may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or SunTrust Capital Markets, Inc. toll free at 1-800-685-4786.

3

ANNEX A

ONEOK Hydrocarbon, L.P.

ONEOK Hydrocarbon, L.L.C.

ONEOK Hydrocarbon Holdings, L.L.C.

ONEOK Field Services Company, L.L.C.

ONEOK Partners Intermediate Limited Partnership

ONEOK Midstream Gas Supply, L.L.C.

Exhibit A

Opinion of Andrews Kurth LLP

September [__], 2006

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o Citigroup Global Markets Inc.

388/390 Greenwich Street

New York, NY 10013

Re:	[ ]% Senior Notes due 2012, [ ]% Senior Notes due 2016 and

[    ]% Senior Notes due 2036, issued by ONEOK Partners, L.P.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Issuer”), in connection with the Underwriting Agreement dated September [    ], 2006 (the “Underwriting Agreement”) among (i) the Issuer, (ii) ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, as guarantor of the Securities (as defined below) (the “Guarantor”), and (iii) Citigroup Global Markets, Inc. and SunTrust Robinson Humphrey, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2012 (the “2012 Notes”), $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2016 (the “2016 Notes”) and $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2036 (the “2036 Notes,” and collectively with the 2012 Notes and the 2016 Notes, the “Securities”). The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”

The 2012 Notes are being issued under an Indenture, dated as of September [    ], 2006 (the “Base Indenture”), among the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of September [    ], 2006 (the “First Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The 2016 Notes are being issued under the Base Indenture, as amended and supplemented by the Second Supplemental Indenture thereto, dated as of September [    ], 2006 (the “Second Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The 2036 Notes are being issued under the Base Indenture, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of September [    ], 2006 (the “Third Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referenced herein as the “Indenture.”

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

We are furnishing this opinion letter to you pursuant to Section [6(b)] of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement on Form S-3 (File No. 333-[            ]) relating to securities to be issued by the Issuer and the Guarantor from time to time, including the Securities, filed by the Issuer under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on September [    ], 2006, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus supplement dated September [__], 2006, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus supplement dated September [__], 2006, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d) the term sheets relating to the Securities filed with the SEC as free writing prospectuses pursuant to Rules 164 and 433 of the Rules and Regulations on September [__], 2006 (such term sheets, together with the Preliminary Prospectus, being referred to herein as the “Disclosure Package”);

(e) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(f) the Indenture;

(g) the forms of the Securities;

(h) (i) the global note[s] executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[            ], representing the 2012 Notes purchased and sold pursuant to the Underwriting Agreement, (ii) the global note[s] executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[            ], representing the 2016 Notes purchased and sold pursuant to the Underwriting Agreement and (iii) the global note[s]

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[            ], representing the 2036 Notes purchased and sold pursuant to the Underwriting Agreement;

(i) the Underwriting Agreement;

(j) the Certificate of Formation of ONEOK Partners GP, L.L.C., the general partner of the Issuer (the “General Partner”), as amended, certified by the Secretary of State of the State of Delaware as in effect on September [    ], 2006, and certified by the [Assistant] Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(n)] below, the date of the Underwriting Agreement and the date hereof (the “GP Certificate”);

(k) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, certified by the [Assistant] Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(n)] below, the date of the Underwriting Agreement and the date hereof (the “GP LLC Agreement”);

(l) the Certificate of Limited Partnership of the Issuer, as amended, certified by the Secretary of State of the State of Delaware as in effect on September [    ], 2006, and certified by the [Assistant] Secretary of the General Partner, on behalf of the Issuer, as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(n)] below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate”);

(m) the Third Amended and Restated Agreement of Limited Partnership of the Issuer dated as of [            ] [    ], [            ], certified by the [Assistant] Secretary of the General Partner, on behalf of the Issuer, as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(n)] below, the date of the Underwriting Agreement and the date hereof (the “Issuer LP Agreement”);

(n) resolutions of the Board of Directors of the General Partner (the “Board of Directors”), dated [August] [    ], 2006, and resolutions of the Pricing Committee of the Board of Directors, dated September [    ], 2006, certified by the [Assistant] Secretary of the General Partner;

(o) the Certificate of Formation of ONEOK ILP GP, L.L.C., the general partner of the Guarantor (the “ILP GP”), [as amended], certified by the Secretary of State of the State of Delaware as in effect on September [    ], 2006, and certified by the [Assistant] Secretary of the ILP GP as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(s)] below, the date of the Underwriting Agreement and the date hereof (the “ILP GP Certificate”);

(p) the Limited Liability Company Agreement of the ILP GP, [as amended], certified by the [Assistant] Secretary of the ILP as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(s)] below, the date of the Underwriting Agreement and the date hereof (the “ILP GP LLC Agreement”);

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

(q) the Certificate of Limited Partnership of the Guarantor, as amended, certified by the Secretary of State of the State of Delaware as in effect on September [__], 2006, and certified by the [Assistant] Secretary of the ILP GP, on behalf of the Guarantor, as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(s)] below, the date of the Underwriting Agreement and the date hereof (the “Guarantor Certificate”);

(r) the Second Amended and Restated Agreement of Limited Partnership of the Guarantor dated as of [            ] [    ], [            ], as amended by Amendment No. 1 thereto dated as of [            ] [    ], [            ], certified by the [Assistant] Secretary of the ILP GP, on behalf of the Guarantor, as in effect on each of the dates of the adoption of the resolutions specified in paragraph [(s)] below, the date of the Underwriting Agreement and the date hereof (the “Guarantor LP Agreement”);

(s) resolutions of the [Board of Directors] of the ILP GP, dated [September] [__], 2006, certified by the [Assistant] Secretary of the ILP GP;

(t) certificates from the Secretary of State of the State of Delaware dated September [__], 2006 as to the good standing and legal existence under the laws of the State of Delaware of the General Partner, the Issuer, the ILP GP and the Guarantor; and

(u) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by an officer of the General Partner, a copy of which is attached hereto as Exhibit A.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the General Partner, the ILP GP and the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the General Partner, the ILP GP, the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the General Partner, the ILP GP and the Obligors (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the GP Certificate, (ii) the GP LLC Agreement, (iii) the Issuer Certificate, (iv) the Issuer LP Agreement, (v) the ILP GP Certificate, (vi) the ILP GP LLC Agreement, (vii) the Guarantor Certificate and (viii) the Guarantor LP Agreement.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Underwriting Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of the General Partner, the ILP GP, ONEOK Hydrocarbon, L.L.C. and ONEOK Hydrocarbon Holdings, L.L.C. is validly existing as a limited liability company and in good standing under the laws of the State of Delaware. Each of the Obligors and ONEOK Hydrocarbon, L.P. is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.

2. Each of the General Partner and the ILP GP has the limited liability company power and authority under the laws of the State of Delaware to execute and deliver, on behalf of the Issuer and the Guarantor, respectively, the Transaction Documents. Each of the Obligors has the limited partnership power and authority under the laws of the State of Delaware to (i) incur and perform all of its obligations under the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3. Each of the Underwriting Agreement, the Securities and the Indenture has been duly authorized, executed and delivered by the General Partner, on behalf of the Issuer, and by the ILP GP, on behalf of the Guarantor.

4. None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement or (iii) the issuance of the guaranties of the Securities by the Guarantor (A) constituted, constitutes or will constitute a violation of the Obligor Organizational Documents or (B) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), (iv) the Delaware Limited Liability Company Act, as amended (the “DLLCA”) or (v) Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the General Partner, on behalf of the Issuer, and the ILP GP, on behalf of the Guarantor of, the Transaction Documents or the incurrence or performance of the obligations of the Obligors thereunder, or the enforceability of any of such Transaction Documents against either of the Obligors that is a party thereto. As used in this paragraph, “Governmental Approval” means any

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) the DRULPA or the DLLCA.

6. The statements under the caption “Description of the Debt Securities” in the Base Prospectus and under the caption “Description of the Notes” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Material Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

10. When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantee of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Indenture, under applicable laws of the State of New York.

11. Neither of the Obligors is an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers of the General Partner and the ILP GP and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers of the General Partner and the ILP GP and other representatives of the Obligors), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective and as of September 20, 2006, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [    :    ] [a.m. / p.m] on September [    ], 2006 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated or deemed incorporated in the Registration Statement, the Disclosure Package or the Prospectus, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, (iii) the Form T-1 included as an exhibit to the Registration Statement and (iv) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or the Incorporated Documents.

Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) certain other specified laws of the United States of America to the extent referred to specifically herein and (iv) the DRULPA and the DLLCA. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iii) Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 7 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

(iv) Our opinions in paragraphs 8, 9 and 10 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

(v) Our opinions in paragraphs 8, 9 and 10 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vi) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(2) relating to severability or separability;

(3) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(4) that constitute an agreement to agree in the future on any matter;

(5) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(6) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(7) relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise; or

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

(8) purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix) Without limiting the generality of our qualification in clause (1) of paragraph (iv) above, we express no opinion as to the applicability or effect of any preference, fraudulent transfer or conveyance, or similar law (including, without limitation, Section 548 of Title 11 of the United States Code or Article 10 of the New York Debtor Creditor Law) on the Transaction Documents or any transactions contemplated thereby or any opinion expressed herein.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

(x) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xi) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery of thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xii) We have assumed that at all times there will be a single trustee appointed and acting for the holders of all series of Debt Securities (as defined in the Base Indenture) from time to time issued and outstanding under the Base Indenture.

(xiii) With respect to our opinions expressed above as they relate to provisions of the Base Indenture relating to debt securities denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such federal court would apply.

(xiv) We express no opinion as to Section 13.15 of the Indenture or any other provision of any Transaction Document providing for indemnity or reimbursement by any party against any loss in obtaining the currency due to such party under any of the Transaction Documents from a court judgment in another currency.

(xv) We express no opinion as to Sections 4.06 or 7.06 of the Indenture.

(xvi) We point out that the submissions to the jurisdiction of the United States District Court for the Southern District of New York and the waivers of objection to venue contained in the Indenture cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.

(xvii) We point out that the agent for service of process appointed pursuant to the Indenture, in its discretion, may fail to agree, or terminate its agreement, to serve as agent for service of process for the Obligors, in which event service of process upon such party would not be valid and effective for the purposes described in the Indenture.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

(xviii) We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Exhibit B

Opinion of Gable & Gotwals

September [    ], 2006

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o Citigroup Global Markets Inc.

388/390 Greenwich Street

New York, NY 10013

Re:	[ ]% Senior Notes due 2012, [ ]% Senior Notes due 2016 and

[    ]% Senior Notes due 2036, issued by ONEOK Partners, L.P.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Issuer”), in connection with the Underwriting Agreement dated September [__], 2006 (the “Underwriting Agreement”) among (i) the Issuer, (ii) ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, as guarantor of the Securities (as defined below) (the “Guarantor”), and (iii) Citigroup Global Markets, Inc. and SunTrust Robinson Humphrey, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2012 (the “2012 Notes”), $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2016 (the “2016 Notes”) and $[            ] aggregate principal amount of the Issuer’s [    ]% Senior Notes due 2036 (the “2036 Notes,” and collectively with the 2012 Notes and the 2016 Notes, the “Securities”). The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”

The 2012 Notes are being issued under an Indenture, dated as of September [__], 2006 (the “Base Indenture”), among the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of September [    ], 2006 (the “First Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The 2016 Notes are being issued under the Base Indenture, as amended and supplemented by the Second Supplemental Indenture thereto, dated as of September [    ], 2006 (the “Second Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The 2036 Notes are being issued under the Base Indenture, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of September [    ], 2006 (the “Third Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referenced herein as the “Indenture.”

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

We are furnishing this opinion letter to you pursuant to Section [6(b)] of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the preliminary prospectus supplement dated September [__], 2006, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the base prospectus supplemented thereby, being referred to herein as the “Preliminary Prospectus”);

(b) the prospectus supplement dated September [__], 2006, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the base prospectus supplemented thereby, being referred to herein as the “Prospectus”); and

(c) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by an officer of ONEOK Partners GP, L.L.C., the general partner of the Issuer (the “General Partner”), a copy of which is attached hereto as Exhibit A;

(d) each of the Transaction Documents (as defined below);

(e) each of the Applicable Agreements (as defined below); and

(f) each of the Applicable Orders (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the General Partner, ONEOK ILP GP, L.L.C., the general partner of the Guarantor (the “ILP GP”), and the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the General Partner, the ILP GP, the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the General Partner, the ILP GP and the Obligors (including without limitation the facts certified in the Opinion Support Certificates) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

General Partner as being every indenture, mortgage, deed of trust, loan, credit agreement, and financing lease that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise by which the Issuer or any of its subsidiaries is bound or by which the Issuer or any of its subsidiaries or any of their respective properties may be bound or affected.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise, other than those orders or decrees issued in the ordinary course of the Issuer’s or its subsidiaries’ business relating to the operation of their businesses or assets and not relating to the issuance of securities by the Issuer or any of its subsidiaries.

“Transaction Documents” means collectively, the Underwriting Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. ONEOK Field Services Company, L.L.C. and ONEOK Midstream Gas Supply, L.L.C. are each validly existing as a limited liability company and in good standing under the laws of the State of Oklahoma.

2. None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement or (iii) the issuance of the guaranties of the Securities by the Guarantor (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of either Obligor pursuant to any Applicable Agreement or (C) resulted, results or will result in the contravention of any Applicable Order.

3. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the General Partner, on behalf of the Issuer, and the ILP GP, on behalf of the Guarantor of, the Transaction Documents or the incurrence or performance of the obligations of the Obligors thereunder, or the enforceability of any such Transaction Documents against either of the Obligors that is a party thereto. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Oklahoma, pursuant to applicable laws of the State of Oklahoma.

To each of the Underwriters named

in the Underwriting Agreement referenced herein

September [    ], 2006

Our opinions expressed herein are subject to the following qualifications:

(i) In rendering the opinions set forth above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery of the Transaction Documents, or the incurrence or performance by either of the Obligors of its obligations thereunder will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of either of the Obligors.

(ii) We are members of the bar of the State of Oklahoma and we express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the State of Oklahoma.

(iii) Except as specifically noted in this opinion, we have not (i) made any independent review or special investigation concerning any agreements, instruments, encumbrances, orders, judgments, or decrees by which the Obligors may be specifically bound, or (except with respect to the general application of the laws of the State of Oklahoma) any laws, rules or other regulations by which the Obligors may be bound; (ii) made any independent investigation as to the existence of any litigation, tax claims, actions, suits, investigations or disputes, if any, pending or threatened against any of the Obligors; or (iii) made any other independent investigation of factual matters.

(iv) References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

(v) Our opinions in paragraph 1 are based solely on certificates of the Secretary of State of Oklahoma, each dated as of a recent date, as to the existence and good standing of ONEOK Field Services Company, L.L.C. and ONEOK Midstream Gas Supply, L.L.C.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,